UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                     ________________________________

                                FORM 8-K/A
                                Amendment 2

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): June 10, 1997
                                                      (March 10, 1997)



                           Uniphase Corporation
          (Exact name of Registrant as Specified in its Charter)




        Delaware               0-22874                 94-2579683
    (State of Other       (Commission File    (IRS Employer Identification
      Jurisdiction              No.)                 No.)
   of Incorporation)



 163 Baypointe Parkway, San Jose, California          95134
   (Address of Principal Executive Offices)          (Zip Code)


                           (408) 434-1800
        (Registrant's Telephone Number, Including Area Code)







                            Page 1 of  19 Pages
                     Exhibit Index Located on Page 19


    This amendment to Item 7. (b) of the 8K-A, filed on May 27, 1997, is to clarify certain misstatements made on the Nine Months Ended March 31, 1997, Pro Forma Condensed Combined Consolidated Statement of Operation.






     This form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on March 25, 1997 (the "Original Form 8-K") by including the financial statements and pro forma financial information referred to below.



 Item 7.       Financial Statements, Pro Forma Information and Exhibits

               (a)  Financial Statements of Business Acquired


                    (1) Report of Independent Auditors.

                    (2) Laser Enterprises, a division of International
                        Business Machines, balance sheets as of December 31, 1996 and 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996.

                    (3) Notes to Financial Statements of Laser
                        Enterprises, a division of International
                        Business Machines.















                      REPORT OF INDEPENDENT AUDITORS



                                   with

                           Financial Statements

               Years ended December 31, 1996, 1995 and 1994

                                    of



               LASER ENTERPRISE, Rueschlikon ZH, Switzerland

 a Division of International Business Machines Corporation, New York (IBM)








Report of Independent Auditors
To the Board of Directors of Uniphase Corporation, USA



We have audited the accompanying balance sheets of Laser Enterprise, a Division of International Business Machines, New York, as of December 31, 1996 and December 31, 1995, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Enterprise, a Division of International Business Machines as at December 31, 1996 and 1995 and the results of operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


Zurich, Switzerland                ATAG Ernst & Young AG
May 7, 1997
                    /s/  Robert  G.  Wightman     /s/  Yves Vontobe
                    Robert G. Wightman            Yves Vontobe
                    Chartered Accountant          Certified Accountant


      Laser Enterprise, A Division of International Business Machines

                              Balance Sheets


                                              December 31
                                     ---------------------------
                                           1996         1995
                                     --------------  -----------
Assets

Current assets:
Accounts Receivable                  $   5,328,755  $ 3,860,480
Inventories                              3,336,370      776,315
                                      -------------  -----------
Total current assets                     8,665,125    4,636,795

Property, plant and equipment, net       3,407,841    1,952,191
                                      -------------  -----------
Total assets                         $  12,072,966  $ 6,588,986
                                      =============  ===========

Liabilities and Division Equity

Current liabilities:
Accounts payable                     $     124,971  $    42,514
Accrued liabilities                         98,377      102,207
Accrued payroll costs                      610,269      312,264
Provision for warranty costs             1,008,858      831,683
                                      -------------  -----------
Total current liabilities                1,842,475    1,288,668

Provision for hospitalization
   contribution plan                       420,000      375,000
Provision for employee pension costs     2,420,000    2,230,000

Division equity
Head Office current account              7,390,491    2,695,318
                                       ------------  -----------
Total liabiilities and division equity $12,072,966   $6,588,986
                                       ============  ===========

  The accompanying notes form an integral part of these financial statements


      Laser Enterprise, A Division of International Business Machines

                           Statements of Income

                                    Years ended December 31
                            -------------------------------------
                                1996         1995        1994
                            -----------  -----------  -----------

Gross sales                 $21,895,655  $19,679,554  $13,844,335
Cost of sales                (7,572,417)  (9,587,004)  (7,622,562)
                            -----------  -----------  -----------
Gross profit                 14,323,238   10,092,550    6,221,773
                            -----------  -----------  -----------
Operating expenses:

Research and development
  expenses                    1,841,401    1,627,510    1,246,621
Selling, general and
  administrative expenses     2,608,628    2,211,617    1,591,217
                            -----------  -----------  -----------
Total operating expenses      4,450,029    3,839,127    2,837,838

Income before income taxes    9,873,209    6,253,423    3,383,935

Notional income tax expense   2,665,766    1,688,424      913,662
                            -----------  -----------  -----------
Net income                  $ 7,207,443  $ 4,564,999  $ 2,470,273
                            ===========  ===========  ===========









The accompanying notes form an integral part of these financial statements

      Laser Enterprise, A Division of International Business Machines

                         Statements of Cash Flows



                                         For the Years ended December 31
                                        ----------------------------------
                                            1996         1995       1994
                                        ----------  ----------  ----------
Operating activities
Net income                              $7,207,443  $4,564,999  $2,470,273

Adjustments to reconcile net income to
   net cash provided by operating
   activities
        Depreciation                       732,812     895,958     920,859
Changes in operating assets and
   liabilities:
   Accounts receivable                  (1,468,275)  1,246,450  (2,176,630)
   Inventories                          (2,560,055)    400,212  (1,076,527)
   Accounts payable and other current
     liabilities                           553,807     599,205     239,463
   Change in long-term liabilities         235,000     220,000     200,000
                                        ----------  ----------  ----------
Net cash provided by operating
   activities                            4,700,732   7,926,824     577,438
                                        ----------  ----------  ----------
Investing activities
Investments in property, plant and
   equipment                            (2,188,462)   (576,071)   (802,244)
                                        ----------  ----------  ----------
Financing activities
Net cash provided by (to) International
   Business Machines                    (2,512,270) (7,350,753)    224,806
                                        ----------  ----------  ----------

Cash at beginning and end of period     $        0  $        0  $        0
                                        ==========  ==========  ==========






    The accompanying notes form an integral part of these financial statements






               LASER ENTERPRISE DIVISION OF IBM CORPORATION


                       Notes to Financial Statements

                     December 31, 1996, 1995 and 1994



Note 1 - Organization and basis of presentation

Laser Enterprise has operated as a business operation of International Business Machines Corporation, New York (IBM). The accompanying financial statements include the assets and liabilities and the related net sales and expenses that are directly related to Laser Enterprise's operations on a historical basis.

The Laser Enterprise business consists of research in the opto-electronic field and the development and manufacture of gallium arsenide laser chips in Rueschlikon, Zurich, Switzerland and their sale to unrelated parties located principally in North America, Italy and Korea. Laser Enterprise performs ongoing credit evaluations and does not require collateral.

Laser Enterprise had no separate legal status as it was an integral part of the Zurich Research Laboratory, a component of the Research Division of IBM. As a result, separate accounting records have not been maintained for the Laser Enterprise operations acquired by Uniphase Corporation under the Purchase Agreement of March 10, 1997 (the "Purchase Agreement") (see Note
9). The accompanying financial statements have been prepared from the historical accounting records of IBM.

Since all financing, cash receipts and disbursements were undertaken by IBM for Laser Enterprise, these financial statements do not show liquid asset balances. All financing, cash receipts and disbursements since January 1, 1994 are recorded in the Head Office current account. At the end of each year, the net income is credited to the Head Office current account.

The US Dollar is considered to be the functional currency of Laser Enterprise. Accounts denominated in other currencies are translated into US Dollars at the approximate rates of exchange in effect at the dates of the underlying transactions. Exchange differences are considered to be immaterial and are charged to income under operating expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Note 2 - Significant accounting policies

Inventories

Inventory is stated at the lower of cost or market value. Cost is computed on the basis of estimated costs allocated to Laser Enterprise and on estimated average yields of salable product resulting from the production process.

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is computed for financial reporting purposes by the use of the straight line method over the estimated useful lives (production and research machinery and equipment 7 years, office machines and equipment 5 years).

Income taxes

Since Laser Enterprise has operated as a part of a non-trading division of IBM, its results have not been subject to taxation on a basis comparable to that applicable to an unaffiliated independent company. For financial reporting purposes, a notional income tax charge is shown; this is computed on the reported profit before income tax at the approximate average income tax rate (maximum tax bracket: 27%) applicable to a company operating in Rueschlikon, Zurich.

Revenue recognition

Sales, cost of sales, and a provision for estimated sales returns, warranty costs and allowances are recorded at the time sales transactions are considered complete, which is generally the date products are shipped to customers.


Note 3 - Inventories

Inventories comprise the following:

December 31,                                  1996      1995      1994

Finished goods                             $  704,281  $110,986  $  677,330
Work in process (cells in lot validation)   2,632,089   665,329     499,197
                                            ---------  --------  ----------
                                           $3,336,370  $776,315  $1,176,527
                                            ---------  --------  ----------

Management considers the value of the raw material inventories to be insignificant.

Note 4 - Property, plant and equipment

Property, plant and equipment comprises the following:

December 31,                                   1996      1995      1994

Production and research machinery and
  equipment                             $   9,150,997 $7,298,902  $6,778,196
Office machines and equipment               1,225,397    889,030     831,665
                                           ----------  ---------  ----------
Total cost                                 10,376,394  8,187,932   7,609,861
Accumulated depreciation                    6,968,553  6,235,741   5,339,783
                                           ----------  ---------  ----------
Net   book   value                      $   3,407,841 $1,952,191  $2,270,078
                                           ----------  ---------  ----------

Note 5 - Provision for hospitalization cost plan

Laser Enterprise makes contributions of up to CHF 25,000 each to the hospitalization costs of the employees, their spouses and non-adult children. After a disbursement has been made, the remaining credit balance of the person concerned is topped-up to CHF 25,000 by annual installments of CHF 2,500 during the period of employment. After retirement, the persons concerned remain entitled to contributions up to the amount of their credit balance; this balance is no longer topped-up after retirement. Entitlement to contributions ceases on the termination of employment other than through retirement.

For financial reporting purposes, provision is made for the cost of these hospitalization contributions at the rate of USD 1,000 per employee per year (the approximate average historical cost per employee for the IBM Zurich Research Laboratory) up to an amount of USD 20,000 per employee. This amount of USD 20,000 then represents a provision for the post-retirement cost of the hospital-ization contribution plan. The actual disbursements of hospitalization contributions for Laser Enterprise personnel were minimal in the years 1996, 1995 and 1994.


Note 6 - Provision for employee pension costs

The personnel of Laser Enterprise were members of the defined benefit and defined contribution pension plans of IBM. For the financial reporting purposes of Laser Enterprise, these plans have the characteristics of multiemployer plans. The pension plans are funded by defined contributions from the employees plus defined (defined contribution plan) or non-defined contributions (defined benefit plan) from the employers. The defined contribution plan and the vested benefits under the defined benefit plan are considered to be fully funded through current contributions.

Provisions for the unfunded obligations of the defined benefit plan have been made in these financial statements based on the supplementary funding amounts in respect of projected benefit obligations under the defined benefit plan which were included in the Purchase Agreement.

Pension plan expense was one of the components of the total employee benefits costs allocated to Laser Enterprise primarily on the basis of headcount. The total pension plan expense charged to the income statements amounted to approximately $ 1,204,000 in 1996, $ 513,000 in 1995 and $413,000 in 1994.

Note 7 - Gross sales

Gross sales per the accompanying financial statements represent shipments by Laser Enterprise for the products acquired by Uniphase Corporation.

Two significant third-party customers in the North America accounted for 46% respectively 43% of gross sales in 1996, 55% respectively 34% in 1995 and 79% respectively 7% in 1994.


Note 8 - Transactions with Head Office

The Head Office current account balance included in the balance sheet represents a net balance as a result of the various transactions between Laser Enterprise and its Head Office. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of Laser Enterprise,s participation in the Head Office,s central cash management program, wherein all Laser Enterprise,s cash receipts are remitted to the Head Office and all cash disbursements are funded by the Head Office.

An analysis of transactions in the Head Office current account for each of the three years in the period ended December 31, 1996 follows:


                                           1996         1995         1994
Balance  at  beginning  of  year     $   2,695,318  $ 5,481,072  $2,985,993
Customer   payments   directly  to
   Head  Office                        (18,039,038) (17,883,604) (7,784,405)
Investment in property, plant and
   equipment                             2,188,463      578,071     802,244
Miscellaneous expenses, net of items not
 requiring disbursement of cash         10,672,539    8,266,356   6,093,305
Notional income tax expense              2,665,766    1,688,424     913,662
Net income                               7,207,443    4,564,999   2,470,273
                                     -------------  -----------  ----------
Balance  at  end of year             $   7,390,491  $ 2,695,318  $5,481,072
                                     -------------  -----------  ----------

Average   balance  during  year      $   5,042,904  $ 4,088,195  $4,233,532
                                     -------------  -----------  ----------

The Zurich Research Laboratory of IBM provides various services to Laser Enterprise for which charges are made based on allocations of the total costs of the Zurich Research Laboratory. Such allocations of the costs of corporate services, production, clean room and other facilities, information services, etc. to Laser Enterprise were made based on the estimated usage, determined primarily on the basis of actual headcount. In the opinion of management this method of allocation is reasonable. No charges have been made for the use of existing IBM patents and know-how.



Note 9 - Subsequent event

On March 10, 1997, Laser Enterprise was acquired by Uniphase Corporation and its name was changed to Uniphase Laser Enterprise AG.


                           _____________________


                      Pro Forma Financial Information



Item 7.        Financial Statements, Pro Forma Information and Exhibits
(Continued)

               (b)  Pro Forma Financial Information

                    On March 10, 1997, Uniphase Corporation (the
                    "Company") acquired the certain assets, including accounts receivable, fixed assets, inventory, non-exclusive technology and a patent license agreement and assumed certain accrued liabilities of Laser Enterprise, a division of International Business Machines ("IBM"), located at IBM's Zurich Research Laboratory in Switzerland for the purchase price of $45.9 million consisted of $45 million cash and acquisition expenses of approximately $900,000. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 1997 and the fiscal year ended June 30 1996, should be read in conjunction with the consolidated financial statements of the Company, as previously filed and the Financial Statements of Laser Enterprise, a division of IBM ("Laser Enterprise") included herein. Those financial statements are based on the historical financial statements of the Company and Laser Enterprise after giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements of Operation. The pro forma information does not purport to be indicative of the results which would have been reported if the above transaction had been in effect for the periods presented or which may result in the future.

                    The Unaudited Pro Forma Condensed Combined
                    Statements of Operations are presented as if the operations of the Company and Laser Enterprise had been combined as of July 1, 1995. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1996 combines the year ended June 30, 1996 for the Company and the twelve month period ended June 30, 1996 for Laser Enterprise. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 1997 combines the nine months ended March 31, 1996 for the Company and for Laser Enterprise.


                 Pro Forma Condensed Combined Consolidated
                    Statement of Operations (Unaudited)
                              March  31, 1997
                   (in thousands, except per share data)


                                   Nine Months Ended March 31, 1997
                                   --------------------------------------

                                         Laser         Pro     Pro Forma
                             Uniphase  Enterprise     Forma     Uniphase
                                                   Adjustments  Combined


Net sales                    $73,073     $16,847      $  --      $89,920
Cost of sales                 39,167       8,205         87 (B)   47,459
                            ---------   ---------   --------    ---------
    Gross profit              33,906       8,642        (87)      42,461

Operating expenses:
    Research and development   6,307       1,519         52 (B)    7,878
    Royalty and license        1,209          --          --       1,209
    Selling, general and
      administrative          17,635       1,907      1,033 (A)   20,805
                                                        230 (B)
Acquired in-process research
    development               33,314          --    (33,314)(A)       --
                            ---------   ---------   --------    ---------
Total operating expenses      58,465       3,426    (31,999)      29,892
                            ---------   ---------   --------    ---------


    Income (loss) from
      operations             (24,559)      5,216     31,912       12,569
Interest and other
    income, net                2,805          --         --        2,805
                            ---------   ---------   --------    ---------
    Income (loss) before
      income taxes           (21,754)      5,216     31,912       15,374

Income tax expense (benefit)   6,056       1,366       (148)(C)    7,274
                            ---------   ---------   --------    ---------

Net income (loss)           $(27,810)     $3,850    $32,060     $  8,100
                            =========   =========   ========    =========

Net income (loss) per share $  (1.69)                           $   0.49
                            =========                           =========

Number of weighted average
  shares used in per share
  amounts                     16,489                              16,489
                            =========                           =========

   See accompanying notes to unaudited pro forma condensed combined financial statements




                Pro Forma Condensed Combined Consolidated
                   Statement of Operations (Unaudited)
                              June 30, 1996
                  (in thousands, except per share data)


                                  Twelve Month Period Ended June 30, 1996
                             ---------------------------------------------
                                                                  Pro Forma
                                        Laser      Pro Forma      Uniphase
                             Uniphase  Enterprise  Adjustments    Combined
                             ________   ________   ___________    _______

Net Sales                    $69,073    $19,191                    $88,264
Cost of sales                 36,300      7,890         116 (B)     44,306
                            ---------   --------   ---------       --------
 Gross profit                 32,773     11,301        (116)        43,958


Operating expenses
  Research and development     5,828      1,528          70 (B)      7,426
  Royalty and license          1,377         --          --          1,337
  Selling, general, and
   administrative             12,699      2,349       1,377 (A)     16,732
                                                        307 (B)
  Acquired in-process research
   and development             4,480         --          --          4,480
  Compensation expense         3,000         --          --          3,000
                            ---------   --------   ---------       --------
Total operating expenses      27,344       3,877      1,754         32,975
                            ---------   --------   ---------       --------

Income (loss) from
   operations                  5,429       7,424     (1,870)        10,983

Interest and other income,
   net                         1,399          --         --          1,399
                            ---------   --------   ---------       --------

Income (loss) before
   income taxes                6,828       7,424     (1,870)        12,382

Income tax expense
   (benefit)                   4,036       2,004       (197) (C)     5,843
                            ---------   --------   ---------       --------

Net income (loss)           $  2,792     $ 5,420  $  (1,673)      $  6,539
                            =========   ========   =========       ========

Net income (loss) per share $    0.21                             $   0.48
                            =========                              ========

Number of weighted avg.
   shares used in per
   share amounts               13,577                               13,577
                            =========                              ========

See accompanying notes to unaudited pro forma condensed combined financial statements




                       Notes to Unaudited Pro Forma
                  Condensed Combined Financial Statements



(A) In March 1997, the Company acquired ULE. The total purchase price of $45.9 million included consideration of $45 million in cash and estimated direct costs of $900,000.

  Of the total purchase price, $33.3 million has been allocated to in-process research and development and charged to expense. Since such amount is a non-recurring charge, it has been included as a pro forma adjustment to exclude the effects from the Unaudited Pro Forma Condensed Combined Statement of Income for the nine-month period ended March 31, 1997.

  The remaining $11.7 million of the total purchase price has been allocated to specifically identifiable assets acquired. The intangible assets acquired of $6.9 million will be amortized over an average estimated useful life of five years. The related amortization is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statements of Income.

  The purchase price allocation is preliminary subject to change based on the Company's final analysis.

(B) Upon the closing, the Company granted stock options to certain employees at a grant price of less than market value. The Company will incur compensation expenses totaling $2.0 million which will be amortized over the vesting period of four years and the related proportional amounts have been included as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statements of Income.

(C) The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had Uniphase and Laser Enterprise filed consolidated income tax returns during the periods presented. The pro forma adjustments have been tax effected at the Company's incremental tax rate of approximately 40%.


Item 7.   Financial Statements, Pro Forma Information and Exhibits (continued)

         (c)    Exhibits

           The Exhibit Index appearing on page 19 is incorporated by reference.

                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNIPHASE CORPORATION


                                    /s/ Dan E. Pettit
                                    Dan E. Pettit
                                    Vice President of Finance and CFO


Date:  June 10, 1997


                               EXHIBIT INDEX


                                                          Sequentially
         Exhibit                  Description             Numbered Page


          2.1            Purchase Agreement among
                         Uniphase Corporation, International
                         Business Machines Corporation, and
                         Uniphase Laser Enterprise AG
                         (incorporated by reference to exhibits
                         of Registrant's Form 8-K filed on March
                         25, 1997).

          2.2            Technology Lciense Agreement
                         (incorporated by reference to
                         exhibits of Registrant's Form 8-K filed on March 25, 1997).

          2.3            Patent License Agreement
                         (incorporated by reference to exhibits of Registrant's Form 8-K filed on March 25,
                         1997).

          2.4 The Agreement for Exchange of Confidential Information (incorporated by reference to exhibits of Registrant's Form 8-K filed on March 25, 1997).